Exhibit 99.1

VOLUNTARY SEPARATION, WAIVER AND GENERAL RELEASE AGREEMENT

This Voluntary Separation, Waiver and General Release Agreement (“Agreement”) is executed this 10th Day of August, 2012, by and between CH2M HILL Companies, Ltd. (“CH2M HILL”) and Robert G. Card (the “Executive”), to be effective as of the Separation Date as defined below, regarding the Executive’s voluntary separation from employment and resignation of the directorship with CH2M HILL Companies, Ltd.

A.           The Executive is a member of the CH2M HILL senior leadership team and a member of CH2M HILL Companies Ltd. Board of Directors.

B.             In this capacity the Executive has been privy to material proprietary and non-public information about CH2M HILL and its global business and strategy.

C.             To protect CH2M HILL’s interests and in consideration of significant obligations on the part of CH2M HILL, the Executive signed a Change of Control (“CoC”) Agreement to be effective as of July 1, 2010 that contains, among other things, the following obligations during a restricted period specified therein:

(1)               not to compete with CH2M HILL (including not to accept employment with a CH2M HILL competitor) for a period of 12 months from separation of employment (whether such separation is voluntary or involuntary),

(2)               not to disclose CH2M HILL’s confidential and proprietary information;

(3)               not to solicit or hire CH2M HILL employees, and

(4)               not to interfere with CH2M HILL clients and business relationships.

D.            The Executive advised CH2M HILL that he is entertaining an offer to accept a senior leadership position with a competitor and wishes to be released from his non-compete undertaking.

E.              CH2M HILL is prepared to release the Executive from his non-compete undertaking and terminate the CoC Agreement, subject to the terms and conditions of this Agreement.

Agreement

1.               Voluntary Termination.  The Executive has notified CH2M HILL of the Executive’s decision to voluntarily terminate the Executive’s employment with CH2M HILL and each of its subsidiaries of which he is or may be considered to be an employee effective August 10, 2012 (the “Separation Date”) and resign his directorship with CH2M HILL and each of its subsidiaries for which he serves as a director or manager or in a similar capacity effective as of August 17, 2012.

2.               Separation Benefit.  In consideration of the covenants, agreements and releases set forth herein, CH2M HILL agrees to terminate the CoC Agreement and any other non-compete, covenant against interference with client or employment relations, non-solicit and non-hire obligations of the Executive, effective as of the Separation Date (“Separation Benefit”), all of which shall be superseded by the restrictions and covenants set forth herein.

3.               Restrictions.  In consideration of CH2M HILL Companies, Ltd. providing the Separation Benefit, the Executive agrees to the following:

a.                                       Restricted Period.  The period applicable to these covenants and restrictions shall be the number of months from the Separation Date set forth in the following paragraphs (“Restricted Period”).   The Restricted Period shall be extended by a period of time equal to any period during which the Executive is in breach of any restrictive covenant set forth herein, including the period of any litigation for the enforcement of such a restrictive covenant.

b.                                      Restricted Area.  The Executive acknowledges that the business and enterprise of CH2M HILL  and any of its affiliates (collectively, “CH2M HILL Group”) is intended to be and is global, and agrees that any of the Executive’s activities anywhere in the world in violation of the restrictive covenants contained herein would unfairly damage the CH2M HILL Group and its legitimate business interests.  Therefore, the restrictive covenants contained in this Agreement shall apply and be effective throughout the world (the “Restricted Area”).

c.                                       Capacity and Knowledge of the Executive for Restrictive Covenants.  For purposes of the restrictive covenants, the Executive shall not engage in any of the prohibited or restricted activities directly or indirectly, individually or as an employee, officer, director, independent contractor, consultant, or agent, or as a venturer, partner, member, shareholder, or other beneficial holder of any interest in any entity or organization.  The phrase “to the knowledge of the Executive” shall mean the actual knowledge of the Executive and/or information available to the Executive upon due diligence and reasonable inquiry.

d.                                      Covenant Against Interference with Client Relations.  For a twenty-four (24) month Restricted Period, and within the Restricted Area, the Executive shall not interfere in any manner with any CH2M HILL Group relationships with its clients or prospective clients.  Activities prohibited hereunder shall include, but are not limited to, the Executive’s request, suggestion, advice, recommendation, solicitation, or other actions or attempts to induce or influence a Client or a Prospective Client to

i.                                          withdraw from, curtail, or cease discussions with any of the CH2M HILL Group about project or business opportunities; or

ii.             cancel, breach, terminate, or otherwise fail to go forward with any contract or business relation with any of the CH2M HILL Group.

As used herein the term “Client” shall include any person or entity to whom services have been provided by any of the CH2M HILL Group or with whom any of the CH2M HILL Group established strategic marketing, service agreements, or other professional or business alliances or any such strategic marketing, services agreements or other professional or business alliances that were in place during the Executive’s employment by any of the CH2M HILL Group.  The term “Prospective Client” shall include any person or entity toward whom, to the knowledge of the Executive, any of the CH2M HILL Group has submitted a bid or proposal or has otherwise directed efforts to establish a Client relationship or strategic alliance during the Executive’s employment by any of the CH2M HILL Group.

e.                                       Covenant Against Interference with Employment Relations.  For a twenty-four (24) month Restricted Period and within the Restricted Area, the Executive shall not interfere in any manner (directly or through others) with any the CH2M HILL Group’s relations with any person who, to the knowledge of the Executive, is employed by or otherwise in the service of one or more of the CH2M HILL Group companies during the Restricted Period or in the previous twelve (12) months.  Activities prohibited hereunder shall include, but are not limited to, the Executive’s request, suggestion, advice, recommendation, solicitation, or other actions or attempts to induce or influence an employee or other person to leave employment or the service of any of the CH2M HILL Group nor identification of any persons so engaged by any of the CH2M HILL Group as a target of recruiting activities by others.  In the addition to the foregoing, for the Restricted Period, the Executive agrees to cause his future employer not to hire any senior person employed by any of CH2M HILL Group companies as of the Separation

Date. For purposes of this provision a ‘senior person’ shall exclusively refer to any participant in the 2012 CH2M HILL Long Term Incentive Plan as of Separation Date as disclosed in writing to the Executive.  Notwithstanding the foregoing, CH2M HILL may from time to time agree to  exceptions to these restrictions by expressly waiving them in writing.  The Executive represents that he has no actual knowledge that any senior person is in discussions with his future employer regarding employment by such employer as of the date of this Agreement, and the Executive shall not be in breach of this Agreement if any such discussions are occurring or have occurred without the Executive’s actual knowledge.

f.                                         Mergers & Acquisitions Standstill.  For a thirty-six (36) month Restricted Period, the Executive will not, in any manner, nor direct others (including through affiliates), without the prior written consent of CH2M HILL, to

i.                                          effect or seek, offer or propose (whether publicly or otherwise and whether or not subject to conditions) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise and whether or not subject to conditions) or announce any intention to effect or cause or participate in:

A.           the acquisition of, or obtaining any economic interest in, any right to direct the voting or disposition of, or any other right with respect to, any securities, bank debt, liabilities, claims or obligations of CH2M HILL Companies, Ltd. or any of its affiliates (or any rights, options or other securities convertible into or exercisable or exchangeable for such securities, bank debt, liabilities, claims or obligations or any obligations measured by the price or value of any securities of CH2M HILL Companies, Ltd. or any of its affiliates, including without limitation any swaps or other derivative arrangements (“Derivative Securities”)), in each case, whether or not any of the foregoing may be acquired or obtained immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such party) pursuant to any agreement, arrangement or understanding (whether or not in writing) or otherwise and whether or not any of the foregoing would give rise to “beneficial ownership” (as such term is used in Rule 13d-3 of the Exchange Act), and, in each case, whether or not any of the foregoing is acquired or obtained by means of  borrowing of securities, operation of any Derivative Security or otherwise;

B.             any tender or exchange offer, merger, consolidation, business combination or acquisition or disposition of assets of CH2M HILL Companies, Ltd. or any of its affiliates;

C.             any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to CH2M HILL Companies, Ltd. or any of its affiliates; or

D.            any “solicitation” of “proxies” to vote (as such terms are used in Regulation 14A of the Exchange Act), become a “participant” in any “election contest” (as such terms are defined in Rule 14a-11 of the Exchange Act), or initiate, propose, encourage or otherwise solicit stockholders of CH2M HILL Companies, Ltd. for the approval of any stockholder proposals with respect to CH2M HILL Companies, Ltd. or seek to advise or influence any person with respect to the voting of any voting securities of CH2M HILL Companies, Ltd.;

ii.                                       form, join or in any way participate in a group with respect to the common shares or any other voting securities of CH2M HILL Companies, Ltd. or any securities convertible into common shares or any other voting securities of CH2M HILL Companies, Ltd. or otherwise act in concert with any person in respect of any such securities;

iii.            otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of CH2M HILL Companies, Ltd. or to obtain representation on the Board of Directors of CH2M HILL Companies, Ltd.;

iv.                                   take any action which might result in CH2M HILL Companies, Ltd. being obligated to make a public announcement regarding any of the types of matters set forth in this paragraph;

v.                                      enter into any discussions, arrangements, understandings or contracts with any third party with respect to any of the foregoing; or

vi.                                   disclose (whether or not publicly) any intention, plan or arrangement regarding any of the matters referred to in this paragraph.

Notwithstanding the foregoing, the Executive shall not be deemed to be in breach of this Agreement solely as the result of the Executive presenting a preliminary proposal to, or engaging in preliminary discussions with, any member of the Board of Directors of CH2M HILL Companies, Ltd. who is also an executive officer or with any  other executive officer of CH2M HILL Companies, Ltd. with respect to any of the foregoing if, and only if, the Executive does not take any further actions specified above in this Paragraph 3, or communicate with any other shareholder, director or employee of CH2M HILL Companies, Ltd., regarding transactions unless such further actions or communications have been approved in advance by the Board of Directors of CH2M HILL Companies, Ltd.

4.               Nothing Else Due or Owing.  The Executive acknowledges that CH2M HILL Companies, Ltd. will pay or has paid the Executive’s wages and/or salary and accrued unused Paid Time Off (PTO) through the Executive’s Separation Date.  Except for those benefits that have been disclosed in writing to the Executive (“Surviving Benefits”), no other services, monies, salary, wages, bonuses, benefits, incentive pay, severance pay or other compensation are due or owing to the Executive from CH2M HILL Companies, Ltd., together with its affiliated companies and/or subsidiary companies.

5.               Non-Entitled Benefit.  The Executive acknowledges and agrees that the Executive is receiving a benefit that the Executive is otherwise not entitled to receive unless the Executive signs this Agreement.

6.               Waiver and Release.  In consideration of the provision of the Separation Benefit in CH2M HILL Companies, Ltd.’s discretion, together with the covenants, agreements and releases set forth herein, the Executive hereby releases and forever discharges CH2M HILL Companies, Ltd., together with its affiliated companies, subsidiaries, and Employee Benefit Plans and their respective present and former officers, directors, employees, shareholders, agents, representatives, consultants, insurers, plan administrators, trustees, fiduciaries, attorneys, successors and assigns (individually and collectively “Releasees”) from any and all liabilities, causes of action, debts, claims and demands, both in law and in equity, known or unknown, fixed or contingent, which the Executive has, may have or claims or claimed to have, based upon or in any way related to the Executive’s employment or separation/termination from employment with CH2M HILL arising up to and including the

Executive’s Separation Date.  This includes but is not limited to claims for damages, wages or other relief arising under federal, state, or local laws prohibiting employment discrimination and other unfair or unlawful treatment, and any claims based on any state statute or law (including, by way of example only, any state statute or act prohibiting employment discrimination or harassment), contract (including, by way of example only, CH2M HILL’s policies, practices and/or plans), covenant of good faith and fair dealing, public policy, tort (by way of example only, defamation, intentional or negligent infliction of emotional distress, misrepresentation, interference with contract, wrongful, retaliatory and/or constructive discharge) or other theories, as well as any claim for attorney’s fees and/or costs or other expenses or fees.  For purposes of this Agreement, “Employee Benefit Plan” means any employee benefit plan, as defined in ERISA Section 3(3), sponsored, or contributed to, by CH2M HILL or any Releasee.

7.               No Admission of Wrongdoing.  By entering into this Agreement, no party hereto admits any impropriety, wrongdoing, or liability of any kind whatsoever and, on the contrary, expressly denies same.

8.               Vested Benefits.  The release and waiver above does not affect any entitlement of the Executive to vested benefits, if any, under CH2M HILL’s 401(k) plan or, unless otherwise forfeited, lost or surrendered by the Executive per plan documents, other vested benefits under any other Employee Benefit Plan, if any, or any other Surviving Benefits.

9.               Full Force and Effect.  In the event a particular provision of the Agreement is declared invalid or unenforceable, the remaining provisions of the Agreement will continue in full force and effect.  This Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

10.       Knowing Waiver.  The Executive acknowledges and agrees as follows:

a.                                      The Executive understands the terms and conditions of this Agreement;

b.                                      The Executive has been advised of the Executive’s right to consult an attorney to review the Agreement, and has either had the benefit of an attorney throughout this process and has had an attorney review the Agreement or is aware of the Executive’s right to do so and has knowingly waived that right;

c.                                       If signed, the Executive signs this Agreement freely and voluntarily;

d.                                      The Executive does not waive any rights or claims that may arise after the date the waiver is executed; and

e.                                       The Executive is receiving consideration beyond anything of value to which the Executive is already entitled.

11.         The Agreement shall be immediately effective upon execution by the parties.

12.         Further Obligations.  As further continuing obligations beyond the Separation Date, the Executive:

a.               Shall refrain from making any statements or comments (whether verbally or in writing) to anyone that defame, disparage or denigrate any of the CH2M HILL Group and/or any of the Releasees.

b.              Acknowledges that that the no disparagement clause of Paragraph 12.a. are material terms and considerations of this Agreement, and than any breach by the Executive of Paragraph 12.a. would be a material breach of this Agreement for which any of the

CH2M HILL Group and/or any of the Releases could seek damages for injuries caused by such breach.

c.               Shall return all CH2M HILL Group and/or Releasees’ property, proprietary/confidential information, papers, manuals/notebooks, electronically stored data, software, media, documentation, diskettes, computer equipment and related devices, keys, credit cards, government contractor card and phone cards, and any other company equipment or items to CH2M HILL.

d.              Shall refrain from the disclosure, copying and/or use for any purpose of any Confidential Information of any of the CH2M HILL Group. For purposes of this Agreement, “Confidential Information” shall mean information about CH2M HILL, its companies and business, employees, and Clients that is not generally available outside the confines of the organization, and (1) is identified or treated by CH2M HILL as confidential, proprietary or trade-secret, or (2) in CH2M HILL’s discretion is competitively sensitive and the disclosure of it would have a detrimental effect on CH2M HILL and/or unfairly disadvantage CH2M HILL in the marketplace. “Confidential Information” shall, however, not include information that is or becomes generally available to the public other than as a result of a disclosure by the Executive.  The Executive also acknowledges that the Executive has continuing obligations to preserve Confidential Information under CH2M HILL’s Employee Ethics & Business Conduct Principles. The Executive acknowledges that this nondisclosure obligation continues beyond the Executive’s Separation Date indefinitely.

13.         Nondisclosure and Nondisparagement by CH2M HILL. In consideration of the covenants and agreements of the Executive hereunder, CH2M HILL agrees that it and its senior executives shall refrain from (i) disclosing any confidential information regarding the Executive in their possession, except as may be required by law or legal process, and (ii) making any statements or comments (whether verbally or in writing) to anyone that defame, disparage or denigrate the Executive. CH2M HILL acknowledges that that the this Paragraph 13 is a material term and consideration of this Agreement, and that any breach of this Paragraph 13 would be a material breach of this Agreement for which the Executive could seek damages for injuries caused by such breach

14.         Legal Review; Sophisticated Parties; No Changes.  The Executive and CH2M HILL Companies, Ltd. acknowledge that this Agreement sets forth the entire understanding between them.  Neither party has relied upon any representation or statement with respect to subject matter hereof, written or oral, not set forth in this Agreement.  This Agreement has been duly authorized by each of the parties hereto and constitutes the legal, valid and binding agreement of each such party enforceable against such party in accordance with its terms. This Agreement may not be changed orally, but only by a specific written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.  This Agreement is deemed to have been drafted jointly by the parties and any uncertainty or ambiguity shall not be construed for or against any party based upon attribution of drafting to any party.  As a senior executive and a sophisticated financially savvy party, the Executive acknowledges that he reviewed this Agreement and understands its terms and conditions.

15.         Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Colorado, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Colorado to the rights and duties of the parties.

16.         Jurisdiction; Service of Process.  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties only in the courts of the State of Colorado, County of Denver, or, if it has or can

acquire the necessary jurisdiction, in the United States District Court for the District of Colorado.  Each of the parties consents to the exclusive jurisdiction of such courts (and the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.  Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.]

17.         Waiver of Jury Trial.   THE PARTIES HEREBY EXPRESSLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST EITHER OF THEM RELATING TO THIS AGREEMENT.  THE PARTIES ACKNOWLEDGE THAT THIS AGREEMENT INVOLVES COMPLEX TRANSACTIONS AND THAT DISPUTES HEREUNDER WILL BE MORE QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT DECISION MAKER.  ACCORDINGLY, THE PARTIES AGREE, BASED ON THE ADVICE OF THEIR COUNSEL, THAT ANY DISPUTE HEREUNDER BE RESOLVED BY A JUDGE APPLYING APPLICABLE LAW.

18.         Provisional Relief; Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or were otherwise breached.  Accordingly, it is agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court of the State of Colorado, in addition to any other remedy to which they are entitled at law or in equity.

ACCEPTED AND AGREED:

CH2M HILL Companies, Ltd.		Robert G. Card, Executive

By:		By
John A. Madia,
SVP & Chief Human Resources Officer

Date		Date: